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                                                              EXHIBIT 10.6.3.6


                    AMENDMENT TO SECOND AMENDED AND RESTATED
                             BUSINESS LOAN AGREEMENT



This Amendment to Second Amended and Restated Business Loan Agreement ("Amendment") is made this 27th day of February, 1997 (the "Agreement Date") but is effective as of December 31, 1996 (the "Effective Date"), by and between Roberds, Inc. ("Borrower"), and Bank One, Dayton, NA ("Bank One").

                                   WITNESSETH:

WHEREAS, Borrower and Bank One entered into a Second Amended and Restated Business Loan Agreement dated December 31, 1996 (the "Agreement"); and WHEREAS, Borrower and Bank One desire to amend the Agreement to amend certain financial covenants as set forth herein below.

NOW, THEREFORE, in consideration of the premises and the terms and conditions set forth herein, Borrower and Bank One agree to amend the Agreement as follows:

1. Delete Sections 6.2, 6.3 and 6.5 of the Agreement in their entirety and insert the following in their place:

6.2 FUNDED DEBT TO TANGIBLE NET WORTH. Borrower agrees to maintain a ratio of Funded Debt to Tangible Net Worth of not more than 2.10 to 1.00 measured quarterly.

         "Tangible Net Worth" shall be determined in accordance with GAAP and shall be deemed to include the amount of total assets of Borrower excluding the amount of Intangible Assets of Borrower plus $2,600,000.00 related to the exposure with the Ohio Bureau of Workers' Compensation that was recorded by the Borrower the fourth quarter of 1996 minus the amount of total liabilities of Borrower, exclusive of Subordinated Debt, if any.

         "Intangible Assets" shall be determined in accordance with GAAP and be deemed to include at book value, without limitation, goodwill, patents, copyrights, secret processes, deferred expenses relating to sales, general administrative, research and development expense.

         "Funded Debt" shall be determined in accordance with GAAP and shall be deemed to include all interest bearing borrowings plus capitalized leases.

6.3 FUNDED DEBT TO EBITDA. Borrower agrees to maintain a ratio of Funded Debt to EBITDA of not more than the ratios set forth for the following periods measured at each quarter's end on a rolling four quarter basis.

           Periods                                     Ratios

           12/31/96                                    6.75:1.00
           01/01/97 through 03/31/97                   5.75:1.00
           04/01/97 through 06/30/97                   4.75:1.00
           07/01/97 through 12/31/97                   4.50:1.00
           01/01/98 and thereafter                     4.25:1.00

         "EBITDA" shall be defined as earnings before interest expense, taxes and depreciation/amortization plus $2,600,000.00 related to the exposure with the Ohio Bureau of Workers' Compensation that was recorded by the Borrower the fourth quarter of 1996.

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6.5 FIXED CHARGE COVERAGE. Borrower agrees to maintain a Fixed Charge Coverage
(net income after taxes minus dividends plus $2,600,000.00 related to the exposure with the Ohio Bureau of Workers' Compensation that was recorded by the Borrower the fourth quarter of 1996 plus interest expense plus rent expense plus depreciation/amortization divided by current maturities of long-term debt (including capitalized leases but not including any amount outstanding on the $45,000,000.00 Amended and Restated Business Purpose Revolving Promissory Note dated December 31, 1996 from Borrower to the order of Bank One which may be considered current due to the maturity date of such promissory note) plus interest expense plus rent expense of not less than 1.20 to 1.0 at fiscal year-end 1996, fiscal quarter-end March 31, 1997 and June 30, 1997, and beginning fiscal quarter ending September 30, 1997 and at each fiscal quarter-end thereafter of not less than 1.25 to 1.00 measured on a rolling four quarter basis.

2. This Amendment is a modification only and not a novation. Except for the above-quoted modification(s), the Agreement, any other agreement, instrument or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Amendment is to be considered attached to the Agreement and made a part thereof. This Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Agreement or release any owner of collateral securing the Agreement. The validity, priority and enforceability of the Agreement shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Agreement, or any agreement or security document executed in conjunction therewith, the provisions of this Amendment shall supersede and control.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first written above.

                                        ROBERDS, INC.


                                        By: /s/ Wayne B. Hawkins
                                           -------------------------------
                                        Its: Treasurer

                                        BANK ONE, DAYTON, NA

                                        By:  /s/ R. Michael Dunlavey
                                           --------------------------------
                                           Its: Vice President

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